                   Volkswagen Credit Auto Master Owner Trust,
                                  Series 2000-1

--------------------------------------------------------------------------------

                    Distribution Date Statement: May 20, 2002

   a. Aggregate Amount of Collections                                                  $389,268,888.97
      Aggregate Amount of Non-Principal Collections                                    $  2,808,191.48
      Aggregate Amount of Principal Collections                                        $386,460,697.49
      Pool Balance                                                                     $771,968,399.07
      Residual Participation Amount                                                    $271,968,399.07
      Excess Funding Account                                                           $          0.00

   b. Series Allocation Percentage                                                              100.00%
      Floating Allocation Percentage                                                             64.77%
      Principal Allocation Percentage                                                              N/A

   c. Total Amount Distributed on Series 2000-1                                        $    782,638.89

   d. Amount of Such Distribution Allocable to Principal on 2000-1                     $          0.00

   e. Amount of Such Distribution Allocable to Interest on 2000-1                      $    782,638.89

   f. Noteholder Default Amount                                                        $          0.00

   g. Required Subordinated Draw Amount                                                $          0.00

   h. Noteholder Charge Offs                                                           $          0.00
      Amounts of Reimbursements                                                        $          0.00

   i. Monthly Servicing Fee                                                            $    643,307.00
      Noteholder Monthly Servicing Fee                                                 $    416,666.67

   j. Controlled Deposit Amount                                                        $          0.00

   k. Series 2000-1 Invested Amount at end of period (Gross)                           $500,000,000.00
      Outstanding Principal Balance                                                    $500,000,000.00

   l. Available Subordinated Amount                                                    $ 79,182,523.63

   m. Carry-over Amount                                                                $          0.00

   n. Reserve Account Balance                                                          $  1,750,000.00

   o. Principal Funding Account Balance                                                $          0.00
      Yield Supplement Account Balance                                                 $  1,750,000.00

VW CREDIT, INC. - SERVICER                                                Page 1
16-May-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                               From                To        Days
                                                               ----                --        ----
Current Interest Period                                      4/22/2002          5/19/2002     28

Series Allocation Percentage                                            100.00%

Initial Principal Balance                                      $500,000,000.00
Outstanding Principal Balance                                  $500,000,000.00
Principal Balance of Receivables for Determination Date        $754,849,157.32
Amount Invested in Receivables on Series Issuance Date         $500,000,000.00
Initial Invested Amount                                        $500,000,000.00
Invested Amount at the Beginning of Period                     $500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)         $500,000,000.00
Required Subordinated Amount                                   $ 79,182,523.63

Excess Funding Account                                         $          0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)    $500,000,000.00
Available Subordinated Amount (previous period)                $ 76,420,222.74
Incremental Subordinated Amount (previous period)              $ 28,475,017.26

RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
--------------------------------------------

Yield Supplement Account Initial Deposit                       $  1,750,000.00
Yield Supplement Account Beginning Balance                     $  1,750,000.00
Yield Supplement Account Required Amount                       $  1,750,000.00

Reserve Account Initial Deposit                                $  1,750,000.00
Reserve Account Required Amount                                $  1,750,000.00
Reserve Account Beginning Balance                              $  1,750,000.00


Outstanding Carryover Amount - Beginning Balance               $          0.00
Withdrawal from Yield Supplement Account                       $          0.00
Outstanding Carryover Amount - Ending Balance                  $          0.00
Yield Supplement Account Balance - Ending Balance              $  1,750,000.00
Yield Supplement Account Deposit Amount                        $          0.00

Withdrawal from Reserve Account                                $          0.00
Reserve Account Ending Balance                                 $  1,750,000.00

Reserve Account  Deposit Amount                                $          0.00

1-month LIBOR Rate (annualized)                                      1.8575000%
Certificate Coupon (annualized)                                         2.0125%
Prime Rate (annualized)                                              4.7500000%
Servicing Fee Rate (annualized)                                          1.000%
Excess Spread                                                        1.3275000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                        $788,465,170.81
Pool Balance at the Ending of Period                           $771,968,399.07
Average Aggregate Principal Balance                            $780,216,784.94

Aggregate Principal Collections                                $386,460,697.49
New Principal Receivables                                      $369,960,343.45

Receivables Added for Additional Accounts                      $          0.00
Noteholder Default Amount                                      $          0.00
Net Losses                                                     $          0.00
Noteholder Charge-offs                                         $          0.00
Miscellaneous Paymnets (Adjustments and Transfer               $          0.00
deposit amounts)
Non-Principal Collections & Inv. Proceeds treated as           $          0.00
Available Noteholder
Principal Collections
Monthly Interest Accrued, but not paid                         $          0.00
Ineligible Receivables                                         $          0.00
Excess Funding Account at Date of Determination                $          0.00
Defaulted Receivables in Ineligible and Overconc. Accounts     $          0.00

MISCELLANEOUS DATA
------------------
Recoveries on Receivables Written Off                          $          0.00
Spread Over/Under Prime for Portfolio                                    -0.41%
Weighted Average Interest Rate                                            4.34%
Previously waived Monthly Servicing Fee                        $          0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------
Net losses as a % of Avg. Receivables Balance (annualized)                                               0.00%

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------
Used Vehicle Receivables' Balance                                                             $ 39,391,372.35
Used Vehicle Percentage                                                                                 5.103%
Used Vehicle Percentage During Last Collection Period                                                   4.297%
Early Amortization Event?                                                                                  NO
Largest Dealer or Dealer Affiliation Balance                                                  $ 35,465,966.45
Largest Dealer Percentage                                                                               4.498%

Aggregate Principal Amount of Receivables of Dealers over 2%                                  $ 44,008,456.03



SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                                               $389,268,888.97
Aggregate Amount of Non-principal Collections (including insurance proceeds & rebates)        $  2,808,191.48
Investment Proceeds                                                                           $      5,261.11
Aggregate Amount of Principal Collections                                                     $386,460,697.49
Asset Receivables Rate                                                                                  3.004%
Use Asset Receivables Rate?                                                                                NO
Carryover Amount (this Distribution Date)                                                                 N/A


PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                                                    49.53%
Previous Collection Period Monthly Payment Rate                                                         45.04%
Monthly Payment Rate 2 collection periods ago                                                           37.24%
3-month Average Payment Rate                                                                            43.94%
Early Amortization Event?                                                                                  NO


ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                                                  YES
Last Day of Revolving Period                                                                              N/A
Invested Amount as of Last Day of Revolving Period                                                        N/A
Accumulation Period Length (months)                                                                       N/A
First Accumulation Date                                                                      TO BE DETERMINED
Expected Final Payment Date                                                                               N/A
Required Participation Percentage                                                                      104.00%
Principal Funding Account Balance                                                             $          0.00
Principal Payment Amount                                                                      $          0.00
Controlled Accumulation Amount                                                                $          0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
-----------------------------------------

Noteholders
-----------
1. Monthly Noteholder Interest Distribution                                                   $    782,638.89
2. Noteholder Monthly Servicing Fee Distribution                                              $    416,666.67
3. Reserve Account Deposit Amount Distribution                                                $          0.00
4. Noteholder Default Amount Distribution                                                     $          0.00
5A  Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)                  $          0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount                            $          0.00

6. Outstanding Carryover Amount Distribution                                                  $          0.00
7. Yield Supplement Account Deposit Amount Distribution                                       $          0.00
8. Previuosly waived Monthly Servicing Fee Distribution                                       $          0.00
                                                                                              ---------------
       Excess Servicing                                                                       $    619,545.76

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                                             $          0.00
Required Subordinated Draw Amount                                                             $          0.00
EXCESS FUNDING ACCOUNT
----------------------
Withdrawals to purchase Receivables (Since Issuance Date)                                     $          0.00
Additions in connection with a reduction in Receivables                                       $          0.00
Transfers to Principal Funding Account                                                        $          0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
        16-May-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------

                    Collections            Accrual           Distribution
                   -------------          ----------        --------------
From:                  22-Apr-02
To:                    19-May-02
Days:                         28

 LIBOR Rate            1.8575000%
  (1 month)

Series #                   1      Active
VCI Rating:               N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------

                                Series                                            Required         Required          Outstanding
  Series          Series      Allocation     Invested         Subordinated      Participation    Participation          Note
  Number           Name       Percentage      Amount             Amount          Percentage         Amount             Balance
  ------           ----       ----------      ------             ------          ----------         ------             -------
             Trust                         $500,000,000.00    $79,182,523.63        N/A          $599,182,523.63
           1 Series 2000-1     100.00%     $500,000,000.00    $79,182,523.63      104.00%        $599,182,523.63    $500,000,000.00

VW CREDIT, INC. -- SERVICER                                               Page 3
16-May-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

INITIAL AMOUNTS                                                                 EXCESS SPREAD CALCULATION
---------------                                                                 -------------------------
Initial Invested Amount                       $500,000,000.00                   Weighted Average Rate Charged to Dealers      4.340%
Invested Amount                               $500,000,000.00                   LIBOR                                         1.858%
Controlled Accumulation Amount                $          0.00                   Note Rate (LIBOR+15.5 b.p.)                   2.013%
Required Subordinated Amount                  $ 79,182,523.63                   Servicing Fee Rate                            1.000%
Annualized Servicing Fee Rate                            1.00%                  Investor Net Losses                           0.000%
                                                                                                                              -----
First Controlled Accumulation Date            TO BE DETERMINED                  Excess Spread                                 1.328%
Accumulation Period Length (months)                 N/A
Expected Final Payment Date                         N/A
Initial Settlement Date                             10-Aug-00
Required Participation Percentage                      104.00%
Subordinated Percentage                                9.5890%

SERIES 2000-1 MONTHLY REPORTING
-------------------------------
                                                                                   Required       Excess
                                               Series 2000-1       Invested      Subordinated     Funding
Principal Receivables                              Total            Amount          Amount        Amount
---------------------                              -----            ------          ------        ------
Series Allocation Percentage                      100.00%
Beginning Balance                             $500,000,000.00  $500,000,000.00  $79,182,523.63         $0.00
  Floating Allocation Percentage                   64.77%            64.77%
  Principal Allocation Percentage                   N/A               N/A

Principal Collections                         $386,460,697.49  $386,460,697.49             N/A           N/A
New Principal Receivables                     $369,960,343.45  $369,960,343.45             N/A           N/A
Principal Default Amounts                     $          0.00  $          0.00             N/A           N/A
Receivables Added for Additional Accounts     $          0.00  $          0.00             N/A           N/A
Controlled Deposit Amount                     $          0.00              N/A             N/A           N/A

"Pool Factor"                                                     100.00000000%

Ending Balance                                $500,000,000.00  $500,000,000.00  $79,182,523.63         $0.00
  Floating Allocation Percentage                   64.77%            64.77%


Non-Principal Receivables
-------------------------

Non-Principal Collections                     $  1,818,851.32
Recoveries on Receivables Written Off         $          0.00
Investment Proceeds                           $      5,261.11

VW CREDIT, INC. -- SERVICER                                               Page 4
16-May-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

Subordinated Amount & Reserve Fund                                   Current               Previous
----------------------------------                                   -------               --------
Available Subordination Amount (Previous)                         $76,420,222.74        $70,528,709.27
  Required Subordination Draw Amount                              $         0.00        $         0.00
  Reserve Account Funds to Noteholder Default Amount              $         0.00        $         0.00
Non-principal Collections & Inv. Proceeds treated as              $         0.00        $         0.00
                                                                  --------------        --------------
Available Noteholder Principal Collections
(1) Subtotal                                                      $76,420,222.74        $70,528,709.27
(2) Subordination Percentage* Series 2000-1
Invested Amount                                                   $47,945,205.48        $47,945,205.48

(a) lower of (1) or (2)                                           $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)             $         0.00        $         0.00
(c) Incremental Subordinated Amount                               $31,237,318.15        $28,475,017.26
(d) Payments from Excess Funding Account to Residual
Interestholder                                                    $         0.00        $         0.00

Available Subordinated Amount                                     $79,182,523.63        $76,420,222.74

  Overconcentration Amount                                        $44,008,456.03        $40,974,095.81

Beginning Reserve Account Balance                                 $ 1,750,000.00        $ 1,750,000.00
Reserve Account Required Amount                                   $ 1,750,000.00        $ 1,750,000.00
Withdrawal from Reserve Account                                   $         0.00        $         0.00
Reserve Account Deposit Amount                                    $         0.00        $         0.00
Ending Reserve Account Balance                                    $ 1,750,000.00        $ 1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                               $ 2,808,191.48        $ 2,562,500.18
  Noteholder Non-Principal Collections                            $ 1,818,851.32        $ 1,624,992.63
  Residual Interestholder Non- Principal Collections              $   989,340.16        $   937,507.55
Investment Proceeds                                               $     5,261.11        $     5,484.12
Reserve Fund Balance                                              $ 1,750,000.00        $ 1,750,000.00
                                                                  --------------        --------------
Total Non-Principal Available                                     $ 4,563,452.59        $ 4,317,984.30

Interest Shortfall                                                $         0.00        $         0.00
Additional Interest                                               $         0.00        $         0.00
Carry-over Amount                                                 $         0.00        $         0.00
Carry-over Shortfall                                              $         0.00        $         0.00
Additional Interest on Carry-over Shortfall                       $         0.00        $         0.00

Monthly Servicing Fee                                             $   643,307.00        $   657,054.31
Noteholder Monthly Servicing Fee                                  $   416,666.67        $   416,666.67